                                                                    EXHIBIT 99.1


                        GERON ACQUIRES ROSLIN BIO-MED AND
                        FORMS RESEARCH COLLABORATION WITH
                              THE ROSLIN INSTITUTE

MENLO PARK, CA and ROSLIN, MIDLOTHIAN, SCOTLAND - May 4, 1999

o Alliance brings together three complementary breakthrough technologies: human pluripotent stem cells, telomerase expression and nuclear transfer.

o The combined technologies are expected to enhance and accelerate the development of new transplantation therapies for numerous degenerative diseases such as diabetes, Parkinson's disease, cancer and heart disease.

o Geron and the Roslin Institute are pioneers in these technologies and together are in a strong position to capitalize on their potential.

Geron (NASDAQ:GERN) and Roslin Bio-Med, a company formed by the Roslin Institute, today announced that Geron has purchased all outstanding shares of Roslin Bio-Med in exchange for 2.1 million shares of Geron common stock. Under the terms of the agreement, Roslin Bio-Med will become a wholly owned UK subsidiary of Geron. Simon Best, the chief executive officer of Roslin Bio-Med, will become managing director of the subsidiary. The subsidiary, which will be known as Geron Bio-Med, will utilize the state-of-the-art research facilities of the Roslin Institute where Geron has committed (pound)12.50 million in applied research funding over the next six years. Drs. Ian Wilmut and John Clark will head the Geron funded research at the Roslin Institute.

"This unites two leading organizations with significant intellectual property positions in complementary technologies with breakthrough medical potential, said Ronald Eastman, Geron president and chief executive officer.

Alex Barkas, chairman of Geron and managing partner of Prospect Venture Partners added, "This alliance makes both organizations stronger scientifically and better prepared to attract and build partnerships with large pharmaceutical companies."

According to Simon Best, "We are now in a better position to realize the full potential of our respective technologies and product development programs."

Grahame Bulfield, the director of the Roslin Institute added, "We are delighted that this agreement ensures a key role for UK scientists in the development of human stem cell therapies - potentially the most exciting application of the nuclear transfer technology that produced Dolly."

Alliance brings together three complementary technologies.

Geron and Roslin Bio-Med have three synergistic platform technologies with broad potential for transforming the treatment of patients suffering from numerous degenerative diseases.

1. Human pluripotent stem cells: These cells are different from every other human stem cell isolated. They have an unlimited ability to divide and the capability to turn into virtually all cell types and tissues in the body. Thus they are an infinite and universal supply of cells for transplant medicine. Geron announced in November 1998 the first derivation of human pluripotent stem cells by its collaborators. These discoveries are protected by issued patents and pending patent applications licensed to Geron.

2. Telomerase expression: Geron and its collaborators have demonstrated that telomerase is a cellular immortalizing enzyme which, when reactivated in normal cells, significantly extends their healthy replicative lifespan. Extending the replicative lifespan of transplantable cells derived from human pluripotent stem cells has the potential to provide durable cell replacement therapies for many chronic degenerative diseases. Geron was the first to clone the critical molecular components of human telomerase. Geron owns and has licensed numerous issued and pending patent applications protecting this technology.

3. Nuclear transfer: In early 1997, Dr. Ian Wilmut and his colleagues at the Roslin Institute demonstrated for the first time with the birth of Dolly the sheep that the nucleus of an adult cell can be transferred to an enucleated egg to create cloned offspring. This technology supports the production of genetically identical and genetically modified animals and human cell lines. In the latter context, this technology could allow individuals in need of particular cell types for organ repair to receive cells of a perfect genetic match, thereby eliminating the risk of rejection. The patent applications covering these discoveries were licensed from the Roslin Institute by Roslin Bio-Med and will be tranferred to Geron.

Technologies are complementary and are expected to enhance and accelerate development of new transplantation therapies.

Combining these breakthrough technologies offers an extraordinary and unique opportunity for revolutionizing transplantation medicine. Human pluripotent stem cells (hPSCs) provide an unlimited source for virtually all cells and tissues. Nuclear transfer ensures that the cells and tissues will not be rejected when transplanted. Telomerase expression can provide the transplanted cells and tissues with an extended lifespan for durable therapeutic benefit. While it will be technologically challenging and time consuming to realize the potential of combining these technologies, there is already considerable evidence from animal and human experiments that this medical potential can be realized. Further, the potential medical applications are numerous, including:

    Cells derivable from hPSCs      Target Diseases
    Insulin-producing cells         Diabetes
    Nerve cells                     Stroke, Parkinson's disease,
                                      Alzheimer's disease, Spinal cord injury
    Heart muscle cells              Heart attacks, Congestive heart failure
    Liver cells                     Hepatitis, Cirrhosis
    Blood cells                     Cancer, Immunodeficiencies
    Bone cells                      Osteoporosis
    Cartilage cells                 Osteoarthritis
    Eye cells                       Macular degeneration
    Skin cells                      Burns, wound healing
    Skeletal muscle cells           Muscular dystrophy

Geron and the Roslin Institute are pioneers and leaders in these three technologies. The combined scientific resources, know-how and intellectual property portfolios are expected to enhance the quality of the scientific effort and accelerate progress toward treating patients. Together, Geron and the Roslin Institute will focus on generating genetically matched human cells and tissues with extended replicative capacity for use in repairing organ damage caused by a range of degenerative diseases. They will also focus on advancing work underway at the Roslin Institute on the development of animal-derived cells, tissues and organs as replacement therapies for degenerative diseases.

In addition, work will continue at both locations on generating a variety of different cell types for use in drug screening and toxicology testing as well as creating in vivo models of human disease for drug development. These applications, together with the use of human pluripotent stem cells and their derivatives to pursue the genomics of human developmental biology, offer shorter term commercialization opportunities for the combined technologies. Finally, these technologies should also further our understanding of embryonic development with potential applications toward the treatment of infertility and premature pregnancy loss, and the diagnosis and prevention of birth defects.

Dr. Ian Wilmut commented, "Individually, human pluripotent stem cells, telomerase expression and nuclear transfer have the potential to significantly improve our ability to treat and even cure many diseases. Together, that potential is enhanced dramatically."

Dr. Thomas Okarma, Geron vice president of research and development added, "Geron is eager to begin working with the scientists at the Roslin Institute. We have identified a number of therapeutic opportunities for our combined technologies. Together, we also look forward to establishing many additional academic and corporate collaborations to expand the applications of these technologies. Of course, we are sensitive to the ethical issues surrounding our respective technologies. Both our organizations have been and remain committed to pursuing these technologies in an open and responsible manner that is consistent with regulatory guidelines and the recommendations of our Ethics Advisory Board. In particular, both Geron and the Roslin Institute support the current ban on human reproductive cloning."

Roslin Bio-Med was established on the basis of an exclusive license from the Roslin Institute to develop its nuclear transfer technology for all animal and human-based biomedical applications excluding human reproductive cloning. This license also excludes the production of therapeutic proteins in the milk of transgenic ruminants and rabbits, and the modification of milk composition for nutraceutical use, rights to which were previously conveyed to PPL Therapeutics, Inc. The majority shareholders in Roslin Bio-Med are the Roslin Institute (Edinburgh) and 3i Group plc, the UK's leading venture capital firm.

Geron Corporation is a biopharmaceutical company focusing on discovering, developing and commercializing therapeutic and diagnostic products to treat cancer and other age-related chronic degenerative diseases. Geron is uniquely positioned to pursue this goal given its breakthrough discoveries surrounding telomeres, telomerase and human pluripotent stem cells. Geron common stock is traded on the NASDAQ stock market under the symbol GERN.

The company desires to take advantage of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Specifically, the company wishes to alert readers that the matters discussed in this press release may constitute forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect the company's results is included in the company's annual report on Form 10-K for the year ended December 31, 1998.

Contact:
Geron Corporation           Geron Corporation      Investor Inquiries
David Greenwood             Nancy Robinson         Lisa Burns or
Chief Financial Officer     Media Relations        John Nugent
650-473-7700                650-473-7700           Burns McClellan
                                                   212-213-0006

The Roslin Institute
Harry Griffin
Nicki Brimicombe
44-131-527-4478

Note to Editors: Further information on this announcement and Geron Corporation can be obtained at http://www.geron.com.

To receive an index and copies of recent press releases, call Geron's News On Demand toll-free fax service, 1-800-782-3279.